UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2016

FARMLAND PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36405	46-3769850
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 S Syracuse Street, Suite 1450 Denver, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 3, 2016, Farmland Partners Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) in connection with the Company’s acquisition of 118 farms totaling approximately 22,128 acres of row crop farmland located in Illinois (collectively, the “Forsythe Family Farms”). This amendment to the Original 8-K is being filed for the sole purpose of filing the historical financial statements of the Forsythe Family Farms for the year ended December 31, 2015 and related pro forma financial information of the Company required by Item 9.01 of Form 8-K, and should be read in conjunction with the Original 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Properties Acquired.

Forsythe Family Farms

•                  Independent Auditor’s Report

•                  Statement of Revenue and Certain Operating Expenses for the year ended December 31, 2015

•                  Notes to Statement of Revenue and Certain Operating Expenses

(b)  Pro Forma Financial Information.

•                  Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2015

•                  Unaudited Pro Forma Consolidated Income Statement for the year ended December 31, 2015

•                  Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits.

Exhibit No.	Description
23.1*	Consent of Independent Registered Public Accounting Firm.

*Filed herewith

Independent Auditor’s Report

To the Board of Directors and Shareholders

of Farmland Partners Inc.

We have audited the accompanying statement of revenue and certain operating expenses (the “statement”) of the Forsythe Family Farms for the year ended December 31, 2015.

Management’s Responsibility for the Statement of Revenue and Certain operating expenses

Management is responsible for the preparation and fair presentation of the statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statement, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses of the Forsythe Family Farms for the year ended December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenue and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and is not intended to be a complete presentation of the Forsythe Family Farms’ revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

May 18, 2016

Forsythe Family Farms

Statement of Revenue and Certain operating expenses

For the Year Ended December 31, 2015

For the
Year Ended
December 31, 2015

OPERATING REVENUE:
Rental income	$6,795,779
Total operating revenue	6,795,779

OPERATING EXPENSES:
Property taxes	432,228
Insurance	46,651
Total operating expenses	478,879
Revenue in excess of certain operating expenses	$6,316,900

The accompanying notes are an integral part of this financial statement.

Forsythe Family Farms

Notes to Statement of Revenue and Certain operating expenses

For the Year Ended December 31, 2015

Note 1. Business

The accompanying historical summary of revenue and certain operating expenses relate to the operations of the 118 farms totaling approximately 22,128 acres (unaudited) of row crop farmland located in Illinois (collectively, the “Forsythe Family Farms” or the “Property”), which Farmland Partners Inc. (the “Company”) acquired on March 2, 2016 for total consideration of $197.0 million.

Note 2. Summary of Significant Accounting Policies

The accompanying statement of revenue and certain operating expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission in connection with the Company’s acquisition of the Forsythe Family Farms. The historical summary is not representative of the actual operations of the Property for the period presented, nor indicative of future operations; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information to not necessarily be indicative of future operating results. In addition, certain expenses, primarily depreciation and amortization, interest expense, advertising expense, legal and accounting fees, management fees, travel and tax expense, which may not be comparable to the expenses expected to be incurred by the Company in future operations of the Property, have been excluded. Additionally, the Company’s leases with the tenants are structured in such a way that the tenant is responsible for substantially all of the Property’s operating expenses other than property taxes and insurance. Except for property taxes and insurance, the Company does not expect to incur any significant operating expenses in the future operations of the Property; as such, they have been excluded from this historical summary.

Revenue Recognition

All leases for the year ended December 31, 2015 had a term of one year and expired December 31, 2015, with no renewal options.    Revenue is recognized on a straight-line basis in accordance with the terms of the related lease.

Use of Estimates

The preparation of the financial statements requires management of the Forsythe Family Farms to use estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period.  Actual results could materially differ from these estimates in the near term.

Major Tenants

During the year ended December 31, 2015, the Forsythe Family Farms had certain tenant concentrations as presented in the table below.  The following is a summary of our significant tenants:

	2015	Percentage of Revenue
Tenant A	$1,659,618	24%
Tenant B	992,387	15%
Tenant C	795,355	12%
	$3,447,360	51%

Forsythe Family Farms

Notes to Statement of Revenue and Certain operating expenses

For the Year Ended December 31, 2015

Note 3. Subsequent Events

The Company evaluated all events that have occurred from December 31, 2015 through May 18, 2016, the date the financial statements were available to be issued and noted no items requiring adjustment of the statement or additional disclosure.

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

The Company is an internally managed real estate company that owns and seeks to acquire high-quality farmland located in agricultural markets throughout North America.  The Company was incorporated on September 27, 2013.  The Company is the sole member of the general partner of Farmland Partners Operating Partnership, LP (the “Operating Partnership”), which was formed in Delaware on September 27, 2013.  All of the Company’s assets are held by, and its operations are primarily conducted through, the Operating Partnership and the wholly owned subsidiaries of the Operating Partnership.

On March 2, 2016, the Company acquired the Forsythe Family Farms from unrelated third party sellers, for an aggregate purchase price of $197.0 million, which was comprised of (a) $50.0 million in cash, (b) 2,608,695 Class A common units of limited partnership interest in the Operating Partnership (“OP units”) valued at $11.50 per OP unit (the stock price on date of closing was $11.05) and (c) 117,000 Series A preferred units of limited partnership interest in the Operating Partnership (“Preferred units”).  The Forsythe Family Farms comprise a total of approximately 22,128 acres of row crop farmland in Illinois.

The unaudited pro forma consolidated financial statements have been derived from our historical combined consolidated financial statements. The unaudited pro forma consolidated balance sheet as of December 31, 2015 is presented to reflect adjustments to the Company’s historical consolidated balance sheet as of December 31, 2015 as if the acquisition of the Forsythe Family Farms was completed on December 31, 2015. The unaudited pro forma consolidated income statement for the year ended December 31, 2015 is presented as if the acquisition of the Forsythe Family Farms was completed on January 1, 2015.

The following unaudited pro forma consolidated financial statements should be read in conjunction with (i) the historical combined consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which were filed with the Securities and Exchange Commission on March 15, 2016, and (ii) the statements of revenue and certain operating expenses, filed in accordance with Rule 3-14 of Regulation S-X, of the Forsythe Family Farms for the year ended December 31, 2015. The Company has based the unaudited pro forma adjustments on available information and assumptions that the Company believes are reasonable.

The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of (1) what the Company’s actual financial position would have been as of December 31, 2015 assuming the acquisition of the Forsythe Family Farms had been completed on December 31, 2015, (2) what the Company’s actual results of operations would have been for the year ended December 31, 2015 assuming the acquisition of the Forsythe Family Farms had been completed as of the beginning of the earliest period presented or (3) the Company’s future results of operations or financial condition as of any future date or for any future period, as applicable.

Farmland Partners Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2015

(In thousands, except share and per share data)

	Farmland Partners Inc.	Forsythe Family Farms	Pro Forma Adjustments		Company Pro Forma
	A	B
Assets
Land	$290,828	$195,590	$—		$486,418
Grain facilities	4,830	89	—		4,919
Groundwater	6,333	—	—		6,333
Irrigation improvements	11,909	620	—		12,529
Drainage improvements	1,641	657	—		2,298
Permanent plantings	1,168	—	—		1,168
Other	913	268	—		1,181
Construction in progress	286	—	—		286
Real estate, at cost	317,908	197,224	—		515,132
Accumulated depreciation	(1,671)	—	—		(1,671)
Total real estate, net	316,237	197,224	—		513,461
Deposits	765	(164)	—		601
Cash	23,514	(51,155)	49,813	C	22,172
Notes and interest receivable, net	2,812	—	—		2,812
Deferred offering costs	267	—	—		267
Accounts receivable, net	703	—	—		703
Inventory	249	—	—		249
Other	407	—	—		407
Total assets	$344,954	$145,905	$49,813		$540,672
Liabilities
Mortgage notes and bonds payable	$187,074	$—	$49,813	C	$236,887
Dividends payable	2,060	—	—		2,060
Accrued interest	681	—	—		681
Accrued property taxes	765	79	—		844
Deferred revenue	4,854	—	—		4,854
Accrued expenses	1,292	—	—		1,292
Total liabilities	196,726	79	49,813		246,618
Redeemable non- controlling interest in operating partnership	9,694	—	—		9,694
Redeemable preferred non-controlling interest in operating partnership	—	117,000	—		117,000
Equity
Common stock, $0.01 par value, 500,000,000 shares authorized; 11,978,675 shares issued and outstanding at December 31, 2015	118	—	—		118
Additional paid-in capital	114,783	—	(931	)D	113,852
Retained earnings	659	—	—		659
Cumulative dividends	(7,188)	—	—		(7,188)
Non-controlling interest in operating partnership	30,162	28,826	931	D	59,919
Total equity	138,534	28,826	—		167,360
Total Liabilities, Redeemable Non-Controlling Interests in Operating Partnership and Equity	$344,954	$145,905	$49,813		$540,672

Farmland Partners Inc.

Unaudited Pro Forma Consolidated Income Statement

For the Year Ended December 31, 2015

(In thousands, except share and per share data)

	Farmland Partners Inc.	Forsythe Family Farms	Pro Forma Adjustments		Company Pro Forma
	AA	BB
Operating Revenues
Rental income	$13,548	$6,796	$—		$20,344
Tenant reimbursements	135	—	—		135
Other revenue	73	—	—		73
Total operating revenues	13,756	6,796	—		20,552
Operating expenses
Depreciation and depletion	893	—	81	CC	974
Property operating expenses	1,104	479	—		1,583
Acquisitions and due diligence costs	260	—	—		260
General and administrative expenses	4,192	—	—		4,192
Legal and accounting	1,090	—	—		1,090
Total operating expenses	7,539	479	81		8,099
Operating income	6,217	6,317	(81)		12,453
Other expense
Other income	(98)	—	—		(98)
Interest expense	4,616	—	1,209	DD	5,825
Total other expense	4,518	—	1,209		5,727
Net income before income tax expense	1,699	6,317	(1,290)		6,726
State income tax expense	10	—	—		10
Net income	$1,689	$6,317	$(1,290)		$6,716
Net income attributable to non-controlling interests in operating partnership	(360)	—	(2,025	)EE	(2,385)
Net income attributable to redeemable non-controlling interests in operating partnership	(102)	—	(144	)FF	(246)
Net income attributable to the Company	$1,227	$6,317	$(3,459)		$4,085
Nonforfeitable dividends allocated to unvested restricted shares	(80)	—	—		(80)
Distributions on redeemable non-controlling interest in operating partnership	(338)	—	—		(338)
Dividends on redeemable preferred non-controlling interest in operating partnership	—	—	(3,510	)GG	(3,510)
Net income available to common stockholders	$809	$6,317	$(6,969)		$157
Pro forma per share:
Basic net income available to common stockholders	$0.08				$0.02	HH
Diluted net income available to common stockholders	$0.08				$0.02	II
Basic weighted average common shares outstanding	9,618,714				9,618,714	HH
Diluted weighted average common shares outstanding	9,628,651				9,628,651	II

Farmland Partners Inc.

Unaudited Pro Forma Consolidated Financial Statements

(In thousands, except share and per share data)

1. Adjustments to the Pro Forma Consolidated Balance Sheet

(A)                               Represents the historical consolidated balance sheet of the Company as of December 31, 2015.

(B)                               The acquisition of the Forsythe Family Farms is reflected in the unaudited pro forma consolidated balance sheet of the Company at fair market value.  The preliminary allocation of purchase price for the Forsythe Family Farms acquired are shown in the table below.  The allocation of the purchase price in the table below is based upon the Company’s best estimates and is subject to change based upon the final determination of the fair value of the assets acquired.

	Land	Irrigation Improvements	Other	Accrued Property Taxes	Total
Forsythe Family Farms	$195,590	$1,277	$357	$(79)	$197,145
	$195,590	$1,277	$357	$(79)	$197,145

The Company paid an aggregate of $51.2 million in cash, issued an aggregate of 2,608,695 OP units with an aggregate fair value of $28.8 million (calculated as the number of OP units issued multiplied by $11.05, the Company’s closing stock price on March 2, 2016, the date the acquisition of the Forsythe Family Farms was completed, and issued an aggregate of 117,000 Preferred units with a fair value of $117.0 million (calculated as the number of Preferred units issued multiplied by the liquidation preference of $1,000 per unit) for the Forsythe Family Farms.

In connection with the acquisition of the Forsythe Family Farms, the Company has incurred total acquisition-related costs of approximately $1.3 million.  Of this amount, approximately $0.2 million was included in deposits at December 31, 2015 and thus is reflected in the historical column of the pro forma consolidated balance sheet. Of this amount, approximately $1.2 million of these costs were paid at closing and are reflected as an adjustment to cash.

(C)                               In connection with the acquisition of the Property, the Company received proceeds of approximately $53.0 million through bridge financing (in conjunction with the bridge financing a one-time additional interest of 4%, or $2.1 million, in the form of a discount on issuance), $50.0 million of which was used to pay the cash consideration for the Property. The bridge financing was subsequently refinanced with long-term debt with loan fees of $0.2 million.

(D)                               Represents the reclassification of equity to Non-controlling Interests in the Operating Partnership.  OP units not owned by the Company are classified as non-controlling interest in permanent equity in the pro forma consolidated balance sheet because holders of OP units have the right, pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, to cause the Operating Partnership to redeem such OP units for cash, or solely at the Company’s election and within the Company’s control, for shares of the Company’s common stock on a one-for-one basis.  For purposes of this pro forma consolidated balance sheet, equity of the Operating Partnership has been allocated based on the total

Farmland Partners Inc.

Unaudited Pro Forma Consolidated Financial Statements

(In thousands, except share and per share data)

number of OP units outstanding after the issuance of the OP units in the acquisitions of the Forsythe Family Farms that occurred on March 2, 2016, resulting in a reallocation of $931 from additional paid-in capital to non-controlling interest in operating partnership.

2. Adjustments to the Pro Forma Consolidated Income Statement

(AA)                      Represents the historical consolidated statement of income of the Company for the year ended December 31, 2015.

(BB)                      Represents the historical rental income and certain operating expenses for Forsythe Family Farms for the year ended December 31, 2015.

(CC)                      The pro forma adjustment for depreciation expense is based on the Company’s basis in the assets that would have been recorded assuming Forsythe Family Farms was acquired on January 1, 2015.

The value allocated to improvements is depreciated using the straight-line method over their estimated useful lives as follows:

	Years	Average life	Year ended December 31, 2015
Grain facilities	10 years	10 years	$9
Irrigation improvements	15-30 years	25.75 years	28
Drainage improvements	20-29 years	25.92 years	26
Other	8-15 years	12.5 years	18
			$81

(DD)                      The pro forma adjustment to interest expense is the Company’s estimate of interest expense incurred on the long-term debt used to acquire the Forsythe Family Farms, assuming the respective borrowing was issued as of January 1, 2015.  The Company funded the acquisition with bridge financing which was subsequently refinanced with long-term debt.  The debt is scheduled to mature March 29, 2026 and bears interest at a floating rate that is adjusted quarterly to the greater of three month Libor plus 1.75% or 2.00%; the initial rate is 2.38%.

Year ended December 31, 2015
Interest expense	$1,190
Amortization of debt issuance costs	19
$1,209

(EE)                        Reflects the allocation of pro forma net income from continuing operations attributable to non-controlling interests in the Operating Partnership.

Farmland Partners Inc.

Unaudited Pro Forma Consolidated Financial Statements

(In thousands, except share and per share data)

(FF)                          Reflects the allocation of pro forma net income from continuing operations attributable to redeemable non-controlling interests in the Operating Partnership.

(GG)                      Reflects the 3% stated dividend on Preferred units, as if the acquisition had occurred January 1, 2015.

(HH)                    Pro forma loss per share—basic is calculated by dividing pro forma consolidated net income available to the Company’s stockholders by the basic weighted average common shares outstanding.

(II)                              Pro forma loss per share—diluted is calculated by dividing pro forma consolidated net income available to the Company’s stockholders by the diluted weighted average common shares outstanding.  The computation of diluted weighted average common shares outstanding is as follows:

Year ended December 31, 2015

Weighted-average number of common shares - basic	9,618,714
Conversion of redeemable preferred non-controlling interest (1)	—
Unvested restricted shares	9,937
9,628,651

(1)         The outstanding Preferred units are non-participating securities and thus are included in the computation of diluted earnings per share on an as-if converted basis.  Any anti-dilutive shares are excluded from the diluted earnings per share calculation.   The weighted average shares outstanding (on an as-if converted to common stock basis) was 10,965,423.  These shares were not included in the diluted earnings per share calculation as they would be anti-dilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: May 18, 2016	By:	/s/ Luca Fabbri

Luca Fabbri

Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
23.1*	Consent of Independent Registered Public Accounting Firm.

*Filed herewith